Exhibit 99.1
Independence Realty Trust Announces Second Quarter 2023 Financial Results

Increases Midpoint of Full Year 2023 EPS and Core FFO Guidance Ranges

PHILADELPHIA – (BUSINESS WIRE) – July 26, 2023 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its second quarter 2023 financial results and raised the midpoint of its full year 2023 earnings and Core FFO guidance ranges.
Second Quarter Highlights
•Net income (loss) available to common shares of $10.7 million for the quarter ended June 30, 2023 compared to $(7.2) million for the quarter ended June 30, 2022.
•Earnings (loss) per diluted share of $0.05 for the quarter ended June 30, 2023 compared to $(0.03) for the quarter ended June 30, 2022.
•Same-store portfolio net operating income (“NOI”) growth of 6.3% for the quarter ended June 30, 2023 compared to the quarter ended June 30, 2022.
•Core Funds from Operations (“CFFO”) of $63.7 million for the quarter ended June 30, 2023 compared to $58.6 million for the quarter ended June 30, 2022. CFFO per share was $0.28 for the second quarter of 2023, as compared to $0.26 for the second quarter of 2022.
•Adjusted EBITDA of $89.2 million for the quarter ended June 30, 2023 compared to $83.2 million for the quarter ended June 30, 2022.
•Value add program completed renovations at 625 units during the quarter ended June 30, 2023, achieving a weighted average return on investment during the quarter of 16.2%.
Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP.
Management Commentary
“Our second quarter growth of 6.3% in same store NOI and 7.7% in Core FFO per share reflects the strength of our portfolio and ability to successfully deliver operational effectiveness” said Scott Schaeffer, Chairman and CEO of IRT. “We will remain focused on continuing to invest in our value add program and unlocking additional value by leveraging technology and innovation to enhance our management platform. These ongoing efforts, along with our year-to-date performance, allow us to reaffirm our full year operational guidance and increase the midpoint of our Core FFO guidance.”
Same-Store Portfolio(1) Operating Results

	Second Quarter 2023 Compared to Second Quarter 2022	Six Months Ended June 30, 2023 Compared to Six Months Ended June 30, 2022
Rental and other property revenue	6.2% increase	6.9% increase
Property operating expenses	5.9% increase	6.2% increase
Net operating income (“NOI”)	6.3% increase	7.3% increase
Portfolio average occupancy	130 bps decrease to 94.2%	180 bps decrease to 93.6%
Portfolio average rental rate	8.0% increase to $1,531	9.4% increase to $1,530
NOI Margin	10 bps increase to 62.1%	20 bps increase to 62.7%
(1)Same-store portfolio includes 115 properties, which represent 34,197 units.

Operating Metrics
The table below summarizes operating metrics for the same-store portfolio for the applicable periods.

	2Q 2023	3Q 2023(3)
Same-Store Portfolio(1)
Average Occupancy	94.2%	94.5%	(4)
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	2.8%	2.7%
Renewal Leases	2.3%	4.5%
Blended	2.5%	3.9%
Resident retention rate	54.2%	54.4%
Same-Store Portfolio excluding Ongoing Value Add
Average Occupancy	94.7%	95.0%	(4)
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	2.4%	1.9%
Renewal Leases	2.3%	4.2%
Blended	2.3%	3.5%
Resident retention rate	53.8%	54.8%
Value Add (23 properties with Ongoing Value Add)
Average Occupancy	92.3%	92.8%	(4)
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	4.3%	5.7%
Renewal Leases	2.3%	5.5%
Blended	3.2%	5.6%
Resident retention rate	55.5%	52.9%
(1)Same-store portfolio includes 115 properties, which represent 34,197 units.
(2)Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-13 months.
(3)3Q 2023 average occupancy and resident retention rates are through July 24, 2023. 3Q 2023 new lease and renewal rates are for leases commencing during 3Q 2023 that were signed as of July 24, 2023.
(4)As of July 24, 2023, same-store portfolio occupancy was 94.8%, same-store portfolio excluding ongoing value add occupancy was 95.3%, and value add occupancy was 92.9%.
Value Add Program
We completed renovations on 625 units during the quarter ended June 30, 2023, achieving a return on investment of 16.2%, with an average cost per unit renovated of $17,601, and average rent increase per renovated unit of $237. For the six months end June 30, 2023, we have completed renovations on 1,260 units, achieving a return on investment of 17.0%, with an average cost per unit renovated of $16,496, and average rent increase per renovated unit of $232. See the Value Add Summary page of our supplemental for additional information on our projects life to date as of June 30, 2023.
Investment Activity
Held for Sale
During the three months ended June 30, 2023, in connection with our ongoing capital recycling program, we classified one property in Chicago, Illinois, as held for sale. We expect the sale to close in the second half of 2023 and to apply net proceeds from the sale to reduce indebtedness. Consummation of the sale is subject to entry into a definitive agreement and there can be no assurance that the sale will be consummated on expected terms, or at all.

Capital Expenditures
For the three months ended June 30, 2023, recurring capital expenditures for the total portfolio were $6.4 million, or $184 per unit. For the six months ended June 30, 2023, recurring capital expenditures for the total portfolio were $10.5 million, or $301 per unit.
Capital Markets
Dividend Distribution
On May 10, 2023, our Board of Directors declared a quarterly cash dividend of $0.16 per share of our common stock, which represented a 14% increase in the dividend over the prior quarterly rate of $0.14 per share. This dividend was paid on July 21, 2023 to stockholders of record at the close of business on June 30, 2023.
2023 EPS and CFFO Guidance
We increased the midpoint of our EPS and CFFO per share guidance ranges and reaffirmed the midpoint of our same-store NOI guidance. Earnings per diluted share is projected to be in the range of $0.25 to $0.27. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share is included below. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

	Previous Guidance		Current Guidance		Change at Midpoint
2023 Full Year EPS and CFFO Guidance(1)(2)	Low	High	Low	High
Earnings per share	$0.23	$0.27	$0.25	$0.27	$0.01
Adjustments:
Depreciation and amortization	0.95	0.95	0.95	0.95	—
Gain on sale of real estate assets(3)	(0.01)	(0.01)	(0.01)	(0.01)	—
Loan (premium accretion) discount amortization, net	(0.05)	(0.05)	(0.05)	(0.05)	—
Core FFO per share	$1.12	$1.16	$1.14	$1.16	$0.01
(1)This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2023 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our guidance is based on the key guidance assumptions detailed below.
(2)Per share guidance is based on 230.4 million weighted average shares and units outstanding.
(3)Gain on sale of real estate assets includes one asset sale that occurred during the first quarter of 2023 and one property identified as held for sale as of June 30, 2023.

2023 Guidance Assumptions
Our key guidance assumptions for 2023 are enumerated below. See definitions at the end of this release for further information regarding our same-store definitions.

Same-Store Portfolio	Previous 2023 Outlook	Current 2023 Outlook(1)	Change at Midpoint
Number of properties/units	116 properties / 34,571 units	115 properties / 34,179 units	—
Property revenue growth	5.7% to 7.0%	6.1% to 6.6%	—
Controllable operating expense growth	3.3% to 5.4%	4.7% to 5.4%	0.7%
Real estate tax and insurance expense growth	8.1% to 9.1%	7.5% to 8.1%	(0.8)%
Total operating expense growth	5.2% to 6.9%	5.7% to 6.4%	—
Property NOI growth	5.0% to 8.0%	6.0% to 7.0%	—

Corporate Expenses
General and administrative & Property management expenses	$51.5 million to $53.5 million	$50.5 million to $51.5 million	($1.5) million
Interest expense(2)	$104.5 million to $106.5 million	$102.5 million to $103.5 million	($2.5) million

Transaction/Investment Volume(3)
Acquisition volume	None	None	—
Disposition volume	$35 million to $40 million	$122 million to $127 million	$87 million

Capital Expenditures
Recurring	$19.0 million to $21.0 million	$20.0 million to $22.0 million	$1.0 million
Value add & non-recurring	$78.0 million to $82.0 million	$78.0 million to $82.0 million	—
Development	$80.0 million to $90.0 million	$80.0 million to $90.0 million	—
(1)This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. See “Forward-Looking Statements” below.
(2)Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting, we recorded a $72.1 million loan premium, net, related to STAR debt. This loan premium will be accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion will be excluded from CFFO.
(3)Includes one asset sale that occurred in the first quarter 2023 and one property identified as held for sale as of June 30, 2023. We continue to evaluate our portfolio for capital recycling opportunities so actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions. See “Forward-Looking Statements” below.

Selected Financial Information
See the schedules at the end of this earnings release for selected financial information for IRT.
Non-GAAP Financial Measures and Definitions
We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same-store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.
Conference Call
All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, July 27, 2023 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.888.440.3307, access code 1963990. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website until the next earnings release. A playback of the conference call can also be accessed telephonically until Thursday, August 3, 2023 by dialing 1.800.770.2030, access code 1963990.
Supplemental Information
We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investor Relations" section.
About Independence Realty Trust, Inc.
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Raleigh-Durham, NC, Oklahoma City, OK, Nashville, TN, Houston, TX, and Tampa, FL. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words that predict or indicate future events and trends and that do not report historical matters.
These forward-looking statements involve estimates, projections, forecasts and assumptions and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, increased regulations generally and specifically on the rental housing market including legislation that may regulate rents or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, the effects of natural and other disasters, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives, unknown or unexpected liabilities including the cost of legal proceedings, inability to sell certain assets within the time frames or at the pricing levels expected, costs and disruptions as the result of a cybersecurity incident or other technology disruption, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2022, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.
These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Schedule I
Independence Realty Trust, Inc.
Selected Financial Information
Dollars in thousands, except per share data (unaudited)

	For the Three Months Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
Selected Financial Information:
Operating Statistics:
Net income (loss) available to common shares	$10,709	$8,648	$33,631	$16,223	$(7,205)
Earnings (loss) per share -- diluted	$0.05	$0.04	$0.15	$0.07	$(0.03)
Rental and other property revenue	$163,601	$161,135	$162,493	$160,300	$154,643
Property operating expenses	$62,071	$59,255	$57,450	$59,967	$58,976
NOI	$101,530	$101,880	$105,043	$100,333	$95,667
NOI margin	62.1%	63.2%	64.6%	62.6%	61.9%
Adjusted EBITDA	$89,156	$87,594	$93,017	$89,264	$83,228
FFO per share	$0.28	$0.27	$0.31	$0.30	$0.29
CORE FFO per share	$0.28	$0.27	$0.29	$0.28	$0.26
Dividends per share	$0.16	$0.14	$0.14	$0.14	$0.14
CORE FFO payout ratio	57.1%	51.9%	48.3%	50.0%	53.8%
Portfolio Data:
Total gross assets	$7,117,404	$7,045,306	$7,034,902	$7,097,280	$6,801,034
Total number of operating properties	119	119	120	122	120
Total units	35,249	35,249	35,526	36,176	35,594
Portfolio period end occupancy (a)	94.6%	94.1%	93.6%	94.6%	95.7%
Portfolio average occupancy (a)	94.1%	93.1%	93.9%	94.2%	95.5%
Portfolio average effective monthly rent, per unit (a)	$1,538	$1,535	$1,522	$1,484	$1,414
Same-store portfolio period end occupancy (b)	94.6%	94.1%	93.6%	94.6%	95.4%
Same-store portfolio average occupancy (b)	94.2%	93.1%	93.9%	94.2%	95.5%
Same-store portfolio average effective monthly rent, per unit (b)	$1,531	$1,528	$1,517	$1,484	$1,417
Capitalization:
Total debt (c)	$2,650,805	$2,628,632	$2,631,645	$2,713,625	$2,552,936
Common share price, period end	$18.22	$16.03	$16.86	$16.73	$20.73
Market equity capitalization	$4,202,342	$3,694,970	$3,880,432	$3,850,365	$4,729,580
Total market capitalization	$6,853,147	$6,323,602	$6,512,077	$6,563,990	$7,282,516
Total debt/total gross assets	37.2%	37.3%	37.4%	38.2%	37.5%
Net debt to Adjusted EBITDA (d)	7.2x	7.3x	6.9x	7.2x	7.4x
Interest coverage	4.0x	4.0x	4.0x	4.0x	4.0x
Common shares and OP Units:
Shares outstanding	224,697,889	224,556,870	224,064,940	224,056,179	222,060,280
OP units outstanding	5,946,571	5,946,571	6,091,171	6,091,171	6,091,171
Common shares and OP units outstanding	230,644,460	230,503,441	230,156,111	230,147,350	228,151,451
Weighted average common shares and OP units	230,369,086	230,186,297	229,994,927	228,051,780	227,964,753
(a)Excludes our development projects (Destination at Arista and Flatirons Apartments). See definitions at the end of this release.
(b)Same-store portfolio consists of 115 properties, which represent 34,197 units.
(c)Includes indebtedness associated with real estate held for sale, as applicable.
(d)Reflects net debt to Adjusted EBITDA for each period presented, including adjustments for the timing of acquisitions and dispositions impacting quarterly EBITDA. For the five quarters ended June 30, 2023, net debt to Adjusted EBITDA excluding adjustments for these items was 7.2x, 7.3x, 6.9x, 7.4x, and 7.4x, respectively.

Schedule II
Independence Realty Trust, Inc.
Reconciliation of Net Income (Loss) to Funds from Operations and Core Funds From Operations
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Funds From Operations (FFO):
Net income (loss)	$10,988	$(7,399)	$19,861	$69,482
Add-Back (Deduct):
Real estate depreciation and amortization	53,701	72,298	106,989	150,241
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	575	515	994	515
Gain on sale of real estate assets, net, excluding prepayment gains	—	—	(314)	(94,712)
FFO	$65,264	$65,414	$127,530	$125,526
FFO per share	$0.28	$0.29	$0.55	$0.55
CORE Funds From Operations (CFFO):
FFO	$65,264	$65,414	$127,530	$125,526
Add-Back (Deduct):
Other depreciation and amortization	283	495	531	725
Casualty losses (gains), net	680	(5,592)	831	(6,985)
Loan (premium accretion) discount amortization, net	(2,737)	(2,741)	(5,493)	(5,495)
Prepayment (gains) penalties on asset dispositions	—	—	(670)	—
Other expense (income), net	192	(294)	234	(673)
Merger and integration costs	—	1,307	—	3,202
Restructuring costs	—	—	3,213	—
CFFO	$63,682	$58,589	$126,176	$116,300
CFFO per share	$0.28	$0.26	$0.55	$0.51
Weighted-average shares and units outstanding	230,369,086	227,966,261	230,278,208	227,873,108
(a)Included in the six months ended June 30, 2023 and 2022 is $2.7 million and $2.4 million, respectively, of stock compensation expense recorded with respect to stock awards granted during the respective period to retirement eligible employees.

Schedule III
Independence Realty Trust Inc.
Reconciliation from Net Income (Loss) to Same-Store Net Operating Income (a)
Dollars in thousands
(unaudited)

	For the Three Months Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
Net income (loss)	$10,988	$8,872	$34,524	$16,653	$(7,399)
Other revenue	(354)	(239)	(306)	(300)	(120)
Property management expenses	6,818	6,371	6,593	5,744	6,139
General and administrative expenses	5,910	8,154	5,739	5,625	6,968
Depreciation and amortization expense	53,984	53,536	52,161	49,722	72,793
Casualty losses (gains), net	680	151	(1,690)	(191)	(5,592)
Interest expense	22,227	22,124	23,337	22,093	20,994
Gain on sale of real estate assets, net	—	(985)	(17,044)	—	—
Other loss (income), net	72	(93)	(57)	(765)	(294)
Loss (gain) from investments in unconsolidated real estate entities	1,205	776	(242)	1,477	871
Merger and integration costs	—	—	2,028	275	1,307
Restructuring costs	—	3,213	—	—	—
NOI	$101,530	$101,880	$105,043	$100,333	$95,667
Less: Non same-store portfolio NOI	3,400	3,804	4,866	3,937	3,384
Same-store portfolio NOI	$98,130	$98,076	$100,177	$96,396	$92,283
(a)Same-store portfolio consists of 115 properties, which represent 34,197 units.

Schedule IV
Independence Realty Trust, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Interest Coverage Ratio
(Dollars in thousands)
(unaudited)

	Three Months Ended
ADJUSTED EBITDA:	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
Net income (loss)	$10,988	$8,872	$34,524	$16,653	$(7,399)
Add-Back (Deduct):
Interest expense	22,227	22,124	23,337	22,093	20,994
Depreciation and amortization	53,984	53,536	52,161	49,722	72,793
Casualty losses (gains), net	680	151	(1,690)	(191)	(5,592)
Gain on sale of real estate assets, net	—	(985)	(17,044)	—	—
Merger and integration costs	—	—	2,028	275	1,307
Loss (gain) from investments in unconsolidated real estate entities	1,205	776	(242)	1,477	1,125
Other loss (income), net	72	(93)	(57)	(765)	—
Restructuring costs	—	3,213	—	—	—
Adjusted EBITDA	$89,156	$87,594	$93,017	$89,264	$83,228

INTEREST COST:
Interest expense	$22,227	$22,124	$23,337	$22,093	$20,994

INTEREST COVERAGE:	4.0x	4.0x	4.0x	4.0x	4.0x

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
ADJUSTED EBITDA:	2023	2022	2023	2022
Net income (loss)	$10,988	$(7,399)	$19,861	$69,482
Add-Back (Deduct):
Interest expense	22,227	20,994	44,351	41,525
Depreciation and amortization	53,984	72,793	107,520	150,966
Casualty losses (gains), net	680	(5,592)	831	(6,985)
Gain on sale of real estate assets, net	—	—	(985)	(94,712)
Merger and integration costs	—	1,307	—	3,202
Loss (gain) from investments in unconsolidated real estate entities	1,205	1,125	1,981	1,125
Other loss (income), net	72	—	(21)	—
Restructuring costs	—	—	3,213	—
Adjusted EBITDA	$89,156	$83,228	$176,751	$164,603

INTEREST COST:
Interest expense	$22,227	$20,994	$44,351	$41,525

INTEREST COVERAGE:	4.0x	4.0x	4.0x	4.0x

Schedule V
Independence Realty Trust, Inc.
Definitions
Average Effective Monthly Rent per Unit
Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.
Average Occupancy
Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.
Development Property
A development property is a property that is either currently under development or is in lease-up prior to reaching overall occupancy of 90%.
EBITDA and Adjusted EBITDA
Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses, casualty (gains) losses, merger and integration costs, income (loss) from investments in unconsolidated real estate entities, and restructuring costs. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.
Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)
We believe that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.
CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as casualty (gains) losses, loan premium accretion and discount amortization, debt extinguishment costs, merger and integration costs, and restructuring costs from the determination of FFO.
Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.
Interest Coverage
Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.
Net Debt
Net debt, a non-GAAP financial measure, equals total consolidated debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total consolidated debt to net debt (Dollars in thousands).

	As of
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
Total debt	$2,650,805	$2,628,632	$2,631,645	$2,713,625	$2,552,936
Less: cash and cash equivalents	(14,349)	(12,448)	(16,084)	(23,753)	(11,378)
Less: loan discounts and premiums, net	(53,520)	(56,256)	(59,937)	(63,340)	(66,091)
Total net debt	$2,582,936	$2,559,928	$2,555,624	$2,626,532	$2,475,467
We present net debt and net debt to Adjusted EBITDA because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.
Net Operating Income
We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding interest expense, depreciation and amortization, casualty related costs and gains, property management expenses, general and administrative expenses, net gains on sale of assets, merger and integration costs, and restructuring costs.
Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same-store and non same-store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.
Non Same-Store Properties and Non Same-Store Portfolio
Properties that did not meet the definition of a same-store property as of the beginning of the previous year.

Same-Store Properties and Same-Store Portfolio
We review our same-store portfolio at the beginning of each calendar year. Properties are added into the same-store portfolio if they were owned and not a development property at the beginning of the previous year. Properties that are held for sale or have been sold are excluded from the same-store portfolio.
Total Gross Assets
Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands).

	As of
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
Total assets	$6,517,400	$6,493,747	$6,532,095	$6,633,533	$6,386,634
Plus: accumulated depreciation (a)	523,446	475,001	426,097	386,606	337,338
Plus: accumulated amortization	76,558	76,558	76,710	77,141	77,062
Total gross assets	$7,117,404	$7,045,306	$7,034,902	$7,097,280	$6,801,034
(a)Includes accumulated depreciation associated with real estate held for sale, as applicable.